Regency Energy Partners Reports
First-quarter 2008 Adjusted EBITDA Increased 109% vs. First Quarter 2007

DALLAS, May 12, 2008 – Regency Energy Partners LP (Nasdaq: RGNC) announced today its revenue for the first quarter 2008, ending March 31, increased 58% to $405.2 million, compared to $256.4 million for the first quarter 2007.  Adjusted total segment margin increased by 113% to $94.7 million in the first quarter 2008, compared to $44.5 million for the corresponding period in 2007.  Adjusted EBITDA increased 109% to $56 million for the first quarter 2008, compared to $26.8 million in the first quarter 2007.

Regency generated net income of $10.3 million for the three months ended March 31, 2008, compared to a loss of $1.3 million for the previous year period.

“For the first quarter 2008, Regency delivered impressive operations and better-than-expected financial results,” said Byron R. Kelley, chairman, president and chief executive officer of Regency.  “During the quarter, we acquired FrontStreet Hugoton LLC, CDM Resource Management and Nexus Gas Holdings LLC, and saw a partial quarter contribution from the CDM and Nexus acquisitions.  Going forward, we expect synergies from these acquisitions to provide additional contributions to our growth.”

Kelley – who started with Regency on April 1, 2008, upon the retirement of James W. Hunt – is a 35-year veteran of the energy industry and joins Regency from CenterPoint in Houston, where he served as senior vice president and group president of pipeline and field services.

Also during the first quarter 2008, Regency appointed Michael J. Bradley, Rodney L. Gray and John T. Mills as independent directors to the board of its general partner.

CASH DISTRIBUTIONS

On April 25, 2008, Regency announced a cash distribution of 42 cents per unit for the first quarter.  This represents a 5% increase in the distribution paid for the previous quarter and an 11% increase over the first-quarter 2007 distribution.  The distribution is equivalent to $1.68 on an annual basis and will be paid on May 14, 2008, to unitholders of record at the close of business on May 7, 2008.

In the first quarter 2008, Regency generated $37.9 million in cash available for distribution, representing coverage of 1.36 times the amount required to cover its distribution to common and subordinated unitholders, and 1.22 times the amount required to cover the distribution to all unitholders, including the Class D units.  The Class D units will not participate in 2008 distributions and will convert to common units on a one-for-one basis on May 8, 2009.

Regency makes distribution determinations based on its cash available for distribution and the perceived sustainability of distribution levels over an extended period.  In addition to considering the cash available for distribution generated during the quarter, Regency takes into account cash reserves established with respect to prior distributions, seasonality of results, and its internal forecasts of adjusted EBITDA and cash available for distribution over the extended period.

ACQUISITIONS

In the first quarter 2008, Regency closed three acquisitions – FrontStreet Hugoton LLC, CDM Resource Management and Nexus Gas Holdings LLC – and began integrating these assets.  The FrontStreet and Nexus acquisitions have been integrated into Regency’s gathering and processing segment, while CDM is operated as a separate reportable segment.  All three acquired assets are performing according to management’s expectations.

ORGANIC GROWTH PROJECTS

Regency continues to focus on organic growth.  In the first quarter 2008, Regency incurred $61.4 million of growth capital, primarily related to the purchase of additional compression for the contract compression segment, the construction of 20 miles of 10-inch pipeline and related plant modifications required to connect the Fashing Processing Plant to the Tilden Plant, and the addition of compression and gathering infrastructure in South Texas.

Regency’s 2008 budget includes $208 million of identified organic growth capital expenditures.  Approximately $117 million of this will be spent to add 175,000 horsepower of compression for the contract compression segment.  The remaining $91 million will be spent primarily on gathering and processing projects.  The most significant of these projects includes the construction and equipment related to a joint venture in South Texas, the construction of a 40-mile, 10-inch diameter pipeline in West Texas, and expansions to the Dubach processing plant.

REVIEW OF SEGMENT PERFORMANCE

Total adjusted segment margin for the Gathering & Processing, Contract Compression and Transportation segments increased by 113% from $44.5 million in the first quarter 2007 to $94.7 million in the first quarter 2008.

Gathering & Processing – The Gathering & Processing segment includes  Regency’s natural gas processing and treating plants, low-pressure gathering pipelines and NGL pipeline activities.  Adjusted segment margin for Gathering & Processing, which excludes non-cash hedging gains and losses, was $57.1 million for the quarter ended March 31, 2008, compared to $30.2 million for the same period in 2007, an 89% increase.

Total throughput volumes for the Gathering & Processing segment averaged 919,000 MMbtu per day of natural gas, and processed NGLs averaged 23,000  barrels per day for the quarter ended March 31, 2008, compared to 729,000 MMbtu per day of natural gas and 20,000 barrels for produced NGLs for the first quarter 2007.

Transportation – The Transportation segment includes Regency’s natural gas transportation pipelines, and related facilities and activities.  Segment margin for the Transportation segment was $14.7 million for the first quarter 2008, 3% higher than the $14.3 million in the same quarter 2007.  Total transportation throughput volumes for the Transportation segment averaged 732,000 MMbtu per day of natural gas for the quarter ended March 31, 2008, 4% higher than the 704,000 MMbtu per day of natural gas for the corresponding period in 2007.

Contract Compression – The Contract Compression segment provides customers with turnkey natural gas compression services to maximize their natural gas and crude oil production, throughput and cash flow.  Regency’s integrated solutions include a comprehensive assessment of a customer’s natural gas contract compression needs and the design and installation of a customized compression system.

Segment margin for Contract Compression was $23 million in the first quarter 2008.  Regency saw 616,000 of revenue generating horsepower for the first three months in 2008.

TELECONFERENCE

Regency Energy Partners will hold a quarterly conference call to discuss first-quarter 2008 results on Monday, May 12, 2008, at 10 a.m. Central Time (11 a.m. Eastern Time).

The dial-in number for the call is 1-866-202-4367 in the United States, or +1-617-213-8845 outside the United States, pass code 46471876.  A live webcast of the call can be accessed on the investor information page of Regency Energy Partners’ Web site at www.regencyenergy.com.  The call will be available for replay for 7 days by dialing 1-888-286-8010 (from outside the U.S., +1-617-801-6888), pass code 76910077.  A replay of the broadcast will also be available on Regency’s Web site.

NON-GAAP FINANCIAL INFORMATION

This press release and the accompanying financial schedules include the non-generally accepted accounting principles ("non-GAAP") financial measures of adjusted EBITDA, cash available for distribution, adjusted segment margin, and adjusted total segment margin, which are key measures of the Partnership’s financial performance.  The accompanying schedules provide reconciliations of these non-GAAP financial measures to their most directly comparable financial measures calculated and presented in accordance with accounting principles generally accepted in the United States of America ("GAAP"). Our non-GAAP financial measures should not be considered an alternative to, or more meaningful than, net income, operating income, cash flows from operating activities or any other measure of financial performance presented in accordance with GAAP as a measure of operating performance, liquidity or ability to service debt obligations.

We define Adjusted EBITDA as net income (loss) plus interest expense, net, depreciation and amortization expense, income tax expense, non-cash loss (gain) from risk management activities and non-cash commodity. In deriving adjusted EBITDA for the first quarter of 2008, we made positive adjustments for a termination fee paid in the first quarter of 2008 in connection with our FrontStreet acquisition, the loss on the sale of assets, non-capitalizable acquisition expenses and a charge for a change in our vacation accrual, because those are all non-recurring items.

Adjusted EBITDA is used as a supplemental performance measure by our management and by external users of our financial statements, such as investors, commercial banks, research analysts and others, to assess:

    --  financial performance of our assets without regard to
        financing methods, capital structure or historical cost basis;

    --  the ability of our assets to generate cash sufficient to pay interest costs, support our indebtedness and make cash distributions to our unitholders and general partner;

    --  our operating performance and return on capital as compared to those of other companies in the midstream energy industry, without regard to financing methods or capital structure; and

    --  the viability of acquisitions and capital expenditure projects and the overall rates of return on alternative investment
        opportunities.

Our adjusted EBITDA may not be comparable to a similarly titled measure of another company because other entities may not calculate adjusted EBITDA in the same manner.

We define cash available for distribution as adjusted EBITDA:

•	plus non-cash items affecting adjusted EBITDA, such as non-cash unit-based compensation expense related to our Long-Term Incentive Plan (LTIP),
•	minus interest expense,
•	minus maintenance capital expenditures,
•	minus income tax expenses, and
•	plus cash proceeds from asset sales, if any.

Cash available for distribution is used as a supplemental liquidity measure by our management and by external users of our financial statements such as investors, commercial banks, research analysts and others, to approximate the amount of operating surplus generated by the Partnership during a specific period and to assess our ability to make cash distributions to our unitholders and our general partner. Cash available for distribution is not the same measure as operating surplus or available cash, both of which are defined in our partnership agreement.

We define adjusted segment margin as segment operating revenues (including transportation and other service fees) less segment cost of sales plus non cash gains (losses) from risk management activities and non-cash commodity put option expirations. Adjusted segment margin is included as a supplemental disclosure because it is a primary performance measure used by management as it represents the results of product purchases and sales, a key component of our operations.

We define adjusted total segment margin as total operating revenues less the cost of sales plus non cash gain (losses) from risk management activities and non-cash commodity put option expirations.  Our adjusted total segment margin equals the sum of our Gathering and Processing adjusted segment margin,  Transportation segment margin and our Contract Compression segment margin, and inter-segment eliminations.

Our segment margin measures may not be comparable to similarly titled measures of other companies because other entities may not calculate segment margin amounts in the same manner.

Schedules presenting Regency's consolidated statements of operations, segment margin and operating information by segment, as well as schedules reconciling adjusted EBITDA, cash available for distribution, adjusted segment margin, and adjusted total segment margin to the most directly comparable financial measures calculated and presented in accordance with GAAP are available on Regency's Web site at www.regencyenergy.com and as an attachment to this document.

This press release may contain forward-looking statements regarding Regency Energy Partners, including projections, estimates, forecasts, plans and objectives. These statements are based on management's current projections, estimates, forecasts, plans and objectives and are not guarantees of future performance. In addition, these statements are subject to certain risks, uncertainties and other assumptions that are difficult to predict and may be beyond our control. These risks and uncertainties include changes in laws and regulations impacting the gathering and processing and contract compression businesses, the level of creditworthiness of the Partnership's counterparties, the Partnership's ability to access the debt and equity markets, the Partnership's use of derivative financial instruments to hedge commodity and interest rate risks, the amount of collateral required to be posted from time to time in the Partnership's transactions, changes in commodity prices, interest rates, demand for the Partnership's services, weather and other natural phenomena, industry changes including the impact of consolidations and changes in competition, the Partnership's ability to obtain required approvals for construction or modernization of the Partnership's facilities and the timing of production from such facilities, and the effect of accounting pronouncements issued periodically by accounting standard setting boards. Therefore, actual results and outcomes may differ materially from those expressed in such forward-looking information.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than the Partnership has described. The Partnership undertakes no obligation to update publicly or to revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Regency Energy Partners LP (Nasdaq: RGNC) is a growth-oriented, midstream energy partnership engaged in the gathering, contract compression, processing, marketing and transporting of natural gas and natural gas liquids.  Regency’s general partner is majority-owned by an affiliate of GE Energy Financial Services, a unit of GE (NYSE: GE).  For more information, visit the Regency Energy Partners LP Web site at www.regencyenergy.com.

CONTACT:

Investor Relations:

Shannon Ming
Vice President, Investor Relations & Communications
Regency Energy Partners
214-239-0093
shannon.ming@regencygas.com

Media Relations:

Elizabeth Cornelius
HCK2 Partners
972-716-0500 x26
elizabeth.cornelius@hck2.com

Condensed Consolidated Statements of Operations

	Three Months Ended Mar. 31,
	2008	2007
($ in thousands)

REVENUE
Gas sales	$236,692	$167,384
NGL sales	108,499	63,541
Gathering, transportation and other fees, including related party amounts
of $53 and $353	61,986	19,878
Unrealized/realized gain/(loss) from risk management activities	(13,657)	(85)
Other	11,715	5,710
Total revenue	405,235	256,428

OPERATING COSTS AND EXPENSES
Cost of sales, including related party amounts of $403 and $5,418	313,589	211,937
Operation and maintenance	28,845	10,925
General and administrative	10,923	6,851
Loss (gain) on sale of assets	-	1,808
Management services termination fee	3,888	-
Transaction expenses	348	-
Depreciation and amortization	21,741	11,427
Total operating costs and expenses	379,334	242,948

OPERATING INCOME	25,901	13,480

OTHER INCOME AND DEDUCTIONS
Interest expense, net	(15,406)	(14,885)
Other income and deductions, net	176	110
Minority interest	(72)	-
Total other income and deductions	(15,302)	(14,775)

INCOME (LOSS) BEFORE INCOME TAXES	10,599	(1,295)

Income tax expense	251	-

NET INCOME (LOSS)	$10,348	$(1,295)

Segment Financial and Operating Data

	Three Months Ended Mar. 31,
($ in thousands)	2008	2007

Gathering and Processing Segment
Financial data
Segment margin	$54,007	$30,178
Adjusted segment margin	$57,097	$30,187
Operating data
Throughput (MMbtu/d)	918,950	729,218
NGL gross production (BBls/d)	23,068	20,047

	Three Months Ended Mar. 31,
($ in thousands)	2008	2007

Transportation Segment
Financial data:
Segment margin	$14,693	$14,313
Operating data
Throughput (MMbtu/d)	732,006	704,458

	Three Months Ended Mar. 31,
($ in thousands)	2008	2007

Contract Compression Segment
Financial data:
Segment margin	$23,021	$-
Operating data
Revenue generating horsepower	615,852	-
Average horsepower per revenue generating compression unit	849	-

Reconciliation of Non-GAAP Measures to GAAP Measures

	Three Months Ended Mar. 31,
($ in thousands)	2008	2007

Net income (loss)	$10,348	$(1,295)
Income tax expense	251	-
Interest expense, net	15,406	14,885
Depreciation and amortization	21,741	11,427
EBITDA (a)	$47,746	$25,017
Non-cash loss (gain) from risk management activities	3,090	(684)
Non-cash put option expiration	-	693
Loss (gain) on sale of assets	26	1,808
Vacation accrual accounting change	904	-
Management services termination fee	3,888	-
Acquisition expenses	348	-
Other income/expense	-	6
Adjusted EBITDA	$56,002	$26,840
(a) Earnings before interest, taxes, depreciation and amortization

Reconciliation of “cash available for distribution” to net cash flows provided by operating activities and to net income

Three Months Ended
($ in thousands)	Mar. 31, 2007

Net cash flows provided by operating activities	$57,538
Add (deduct):
Depreciation and amortization	(22,398)
Risk management portfolio value changes	(3,098)
Unit based compensation expenses	(794)
Accounts receivable and accrued revenues	19,264
Other current assets	(2,800)
Accounts payable, accrued cost of gas and liquids and accrued liabilities	(25,950)
Other current liabilities	(18,249)
Other assets	6,835
Net income	$10,348
Add (deduct):
Income tax expense (benefit)	251
Interest expense, net	15,406
Depreciation and amortization	21,741
EBITDA	$47,746
Add (deduct):
Non-cash loss from risk management activities	3,090
Gain on sale of assets	26
Acquisition expenses	348
Management services termination fee	3,888
Vacation accrual accounting change	904
Adjusted EBITDA	$56,002
Add (deduct):
Unit based compensation expenses	794
Interest expense	(15,159)
Maintenance capital expenditures	(3,325)
Income taxes	(378)
Cash available for distribution	$37,934

Non-GAAP Adjusted Segment Margin to GAAP Net Income (Loss)

	Three Months Ended Mar. 31,
($ in thousands)	2008	2007

Net income (loss)	$10,348	$(1,295)
Add:
Operation and maintenance	28,845	10,925
General and administrative	10,923	6,851
Management services termination fee	3,888	-
Transaction expenses	348	-
Loss (gain) on sale of assets	-	1,808
Depreciation and amortization	21,741	11,427
Interest expense, net	15,406	14,885
Other income and deductions, net	(176)	(110)
Minority interest	72	-
Income tax expense (benefit)	251	-
Total Segment Margin	$91,646	$44,491
Non-cash loss (gain) from risk management activities	3,090	(684)
Non-cash put option expiration	-	693
Adjusted Total Segment Margin	$94,736	$44,500
Transportation segment margin	(14,693)	(14,313)
Contract compression segment margin	(23,021)	-
Inter-segment elimination	75	-
Adjusted Segment Margin for Gathering and Processing	$57,097	$30,187